Filed pursuant to Rule 424(b)(3)
SEC Registration No. 333-134731

MAVERICK BANCSHARES, INC.
OFFERING A MINIMUM OF 1,300,000 AND A
MAXIMUM OF 2,000,000 SHARES OF COMMON STOCK

________________________

SUPPLEMENT NO. 2 TO PROSPECTUS
DATED AUGUST 22, 2006

________________________

            This document supplements our prospectus dated August 22, 2006 (the "Prospectus"), pursuant to which we are offering a minimum of 1,300,000 shares and a maximum of 2,000,000 shares of our common stock at $10.00 per share.

Extension of the Offering

            The offering was originally scheduled to expire on October 31, 2006, subject to our right to extend the offering for one or more periods up to April 30, 2007. We have decided to extend the offering through April 30, 2007.

            This Supplement No. 2 is not a summary of the information in the Prospectus, and it may not be used except in conjunction with the Prospectus.

__________________________

TO THE EXTENT ANY INFORMATION SET FORTH N THIS SUPPLEMENT IS INCONSISTENT WITH OR CONTRARY TO THE INFORMATION SET FORTH IN THE PROSPECTUS, THE INFORMATION SET FORTH HEREIN SHALL SUPERSEDE THE INFORMATION CONTAINED IN THE PROSPECTUS. THIS SUPPLEMENT DOES NOT CONTAIN A COMPLETE DESCRIPTION OF THE TERMS OF THE OFFERING AND INFORMATION RELATING TO OUR COMPANY. PROSPECTIVE INVESTORS SHOULD READ THE PROSPECTUS, SUPPLEMENT NO. 1 AND THIS SUPPLEMENT NO. 2 IN THEIR ENTIRETY PRIOR TO SUBSCRIBING FOR SHARES OF THE COMMON STOCK.

__________________________

The date of this Supplement No. 2 is January 29, 2007.